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                                                                   EXHIBIT 99.2

LATHAM & WATKINS
  Peter H. Benzian (State Bar No. 047456)
  Hugh Steven Wilson (State Bar No. 051961)
  R. Brian Timmons (State Bar No. 155916)
  Collie F. James IV (State Bar No. 192318)
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626-1925
Telephone: (714) 540-1235
Facsimile: (714) 755-8290                      FILED
                                               ORANGE COUNTY SUPERIOR COURT
IRELL & MANELLA LLP                            JAN. 29, 1998
  Kenneth R. Heitz (State Bar No. 53734)       ALAN SLATER, Executive Officer/
  Alexander F. Wiles (State Bar No. 73596)                  Clerk
1800 Avenue of the Stars, Suite 900            By /s/             Deputy
Los Angeles, California 90067-4276                ----------------
Telephone: (310) 277-1010
Facsimile: (310) 203-7199

Attorneys for the ARV Defendants

                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                                COUNTY OF ORANGE

EMERITUS CORPORATION,                        CASE NO. 787788
                         Plaintiff,          ASSIGNED FOR ALL PURPOSES TO JUDGE
                                             JOHN C. WOOLLEY, DEPT. 6
     v.
                                             ORDER DENYING PLAINTIFF'S MOTION
ARV ASSISTED LIVING, INC., a                 FOR PRELIMINARY INJUNCTION
California corporation; DAVID P.
COLLINS, an individual; JOHN A.              Hearing Date:  January 26, 1998
BOOTY, an individual; R. BRUCE               Time:          2:00 p.m.
ANDREWS, an individual; MAURICE J.           Dept.:         6
DeWALD, an individual; JOHN J.               Judge:         Hon. John C. Woolley
RYDZEWSKI, an individual; ROBERT P.
FREEMAN, an individual; KENNETH M.           Date of Filing
JACOBS, an individual; MURRAY N.             This Action:   December 9, 1997
GUNTY, an individual; HOWARD G.              Trial date:    None set
PHANSTIEL, an individual; and
PROMETHEUS ASSISTED LIVING LLC,
a Delaware limited liability company,

                             Defendants.

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     On January 26, 1998, a hearing on the motion of plaintiff Emeritus
Corporation for preliminary injunction came on regularly for hearing before the Court in Department 6, the Honorable John C. Woolley presiding. Joseph P. Busch, III, of Gibson, Dunn & Crutcher LLP and James H.R. Windels of Davis Polk and Wardwell appeared on behalf of plaintiff Emeritus Corporation. Peter H. Benzian and R. Brian Timmons of Latham & Watkins appeared on behalf of defendants ARV Assisted Living, Inc., David P. Collins, John A. Booty, R. Bruce Andrews, Maurice J. DeWald, John J. Rydzewski and Howard G. Phanstiel. Thomas
G. Rafferty of Cravath, Swaine & Moore appeared on behalf of defendants Prometheus Assisted Living, LLC, Robert P. Freeman, Kenneth M. Jacobs, and Murry N. Gunty.

     After full consideration of the pleadings, the papers filed in support of and in opposition to the Motion for Preliminary Injunction, the evidence included with the papers and the evidence and oral argument presented at the hearing, and the Court being fully advised in the matter:

     The Court HEREBY ORDERS that plaintiff Emeritus Corporation's Motion for Preliminary Injunction is DENIED. In reaching this conclusion, the Court finds that plaintiff did not present sufficient evidence that it would suffer irreparable harm if the Motion for Preliminary Injunction was denied and that balancing the relative harms to the parties weighs heavily in favor of the defendants and the denial of plaintiff's Motion for Preliminary Injunction. The Court further finds that plaintiff would be required to post a bond if the Motion for Preliminary Injunction was granted and such bond would be prohibitively large. In considering the size of the requisite bond, the Court notes that the granting of plaintiff's Motion for Preliminary Injunction would impact the business of defendant ARV Assisted Living, Inc., such that a bond exceeding $12 million would be required.


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     The Court also HEREBY ORDERS that a status conference between the parties shall be held on March 18, 1998, at 8:30 a.m. in Department 6.

Dated: January 29, 1998

                                                  /s/ JOHN C. WOOLLEY
                                                  -----------------------------
                                                  Hon. John C. Woolley
                                                  Judge of the Superior Court

Submitted by:

LATHAM & WATKINS

By: /s/ COLLIE F. JAMES, IV
    ---------------------------------------------
    Collie F. James, IV
    Attorneys for Defendants ARV Assisted
    Living, Inc., David P. Collins, John A. Booty,
    R. Bruce Andrews, Maurice J. DeWald,
    John J. Rydzewski and Howard G. Phanstiel

Approved as to Form:

CRAVATH, SWAINE & MOORE

By: /s/ THOMAS G. RAFFERTY
    ----------------------------------------
    Thomas G. Rafferty
    Attorneys for Defendants Prometheus
    Assisted Living, LLC, Robert P. Freeman,
    Kenneth M. Jacobs, and Murry N. Gunty


GIBSON, DUNN & CRUTCHER LLP

By: /s/ JOSEPH P. BUSCH, III
    --------------------------------------------
    Joseph P. Busch, III
    Attorneys for Plaintiff Emeritus Corporation


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